Exhibit 12


                            COLGATE-PALMOLIVE COMPANY
                            -------------------------

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                -------------------------------------------------

                         Dollars in Millions (Unaudited)

- --------------------------------------------------------------------------------

                                                        Six Months Ended
                                                          June 30, 1996
                                                          -------------

 Income before income taxes                                  $ 449.8



 Add:
 Interest on indebtedness and amortization of debt
   expense and discount or premium                             114.7

 Portion of rents representative of interest factor
                                                                15.4


 Interest on ESOP debt, net of dividends                         1.1

 Less:
 Income of less than fifty-percent-owned
   subsidiaries                                                 (3.8)
                                                             -------


 Income as adjusted                                          $ 577.2
                                                             =======

 Fixed Charges:

 Interest on indebtedness and amortization of debt
   expense and discount or premium                            $114.7


 Portion of rents representative of interest factor
                                                                15.4

 Interest on ESOP debt, net of dividends                         1.1


 Capitalized interest                                            6.8
                                                             -------

 Total fixed charges                                         $ 138.0
                                                             =======

 Ratio of earnings to fixed charges                              4.2
                                                             =======



In June 1989, the Company's leveraged employee stock ownership plan (ESOP) issued $410.0 of long-term notes due through 2009 bearing an average interest rate of 8.6%. These notes are guaranteed by the Company. Interest incurred on the ESOP's notes was $16.8. This interest is funded through preferred and common stock dividends. The fixed charges presented above include interest on ESOP indebtedness to the extent it is not funded through preferred and common stock dividends.